UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2015

FIRST ASIA HOLDINGS LIMITED

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	03-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road Tsim Sha Tsui Kowloon, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-31523168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

From October 2014 through November 2014, First Asia Holdings Limited, a Canadian corporation (the “Company”) borrowed a total of $17,000,000 from seven individuals (collectively referred to herein as the “Holders”). On April 23, 2015, pursuant to the terms of Debt Conversion Agreements with the Holders, the Company and the Holders converted the outstanding loans amounting to $17,000,000 into 21,794,920 shares of the Company’s Common Stock at a conversion price of $.10 per share. In accordance with the terms of the Debt Conversion Agreements, on April 23, 2015, the Company caused the Company’s transfer agent to issue the Holders a total of 21,794,920 shares of the Company’s common stock.  For the above share issuances, the Shares were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance upon the exemptions from registration contained in Regulation S of the Securities Act. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ASIA HOLDINGS LIMITED

Date: April 23, 2015

By: /s/ Luk Lai Ching Kimmy

Luk Lai Ching Kimmy

Director

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